EXHIBIT 23.1
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                               CONSENT OF KPMG LLP

The Board of Directors
ViaFone, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-98823, 333-52865, and 333-49589) of Extended Systems
Incorporated of our report dated August 17, 2001, except as to Note 7, which is as of December 11, 2001, with respect to the consolidated balance sheets of ViaFone, Inc., a development stage enterprise, as of June 30, 2001 and 2000, and the related consolidated statements of operations, redeemable preferred stock and shareholders' deficit, and cash flows for the years ended June 30, 2001 and 2000 and the period from May 21, 1999 (inception) to June 30, 2001 included in the Registration Statement on Form S-4 (No. 333-91202) filed by Extended Systems Incorporated with the U.S. Securities and Exchange Commission on July 19, 2002.

/S/ KPMG LLP

Mountain View, California
September 12, 2002